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                          U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C.  20549


                                   CURRENT REPORT


                                      FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):       July 13, 2005


Commission File Number:     0-3912


                             PETROL INDUSTRIES, INC.
               ------------------------------------------------------
               (Exact Name of Registrant as Specified in its Charter)


            NEVADA                                   75-1282449
   ----------------------------             ---------------------------------
   (State or Other Jurisdiction             (IRS Employer Identification No.)
      of Incorporation)


 202 N. THOMAS, SUITE 4, SHREVEPORT, LA                       71107-6539
----------------------------------------                      ----------
(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:       (318) 424-6396


                              NOT APPLICABLE
            --------------------------------------------------------------
            (Former name or former address, if changed since last report.)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))


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Item 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS


     On July 14, 2005, Petrol Industries, Inc. (the "Company") assigned the Lucille & Charles Horne Lease for consideration of $10,000 and assumption of debt for a total price of approximately $335,000.

     The assignment was transacted by a director to an entity represented by another director.

     Management does not know if it is a related-party transaction or if the indemnification is bonefide. The transaction will be booked in the third quarter with a reserve allowance for the debt and compliance issues.



Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS


     Effective July 13, 2005, David A. Taylor resigned his positions of President and Secretary of the Company.

     Mr. Taylor has agreed to continue with the Company as a consultant or employee as to be established by the Board of Directors.

     As of this date, the Company has not appointed a replacement.



























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                                     SIGNATURES
                                     ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PETROL INDUSTRIES, INC.


                                                s/Arlys C. Milan
Date:  July 26, 2005                    By:___________________________________
                                           Arlys C. Milan
                                           Vice President






















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